UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2003

PLURISTEM LIFE SYSTEMS, INC.
(formerly, A.I. SOFTWARE, INC.)
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-69176
(Commission File Number)

98-0351734
(IRS Employer Identification No.)

Matam Centre, Haifa, Israel 31905
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 011-972-9-955-7257

Item 4. Changes in Registrant's Certifying Accountant.

On July 1, 2003, we engaged Ernst & Young, Israel ("E&Y") as our new principal independent accountants with the approval of our Board of Directors. Accordingly, we dismissed Marc Lumer & Company ("Lumer") on July 1, 2003. Lumer was appointed our principal independent accountant on May 9, 2003 after the dismissal of our previous principal independent accountants, Davidson & Company ("Davidson") on May 7, 2003.

During our recent fiscal years ended June 30, 2002 and 2001, and the subsequent interim period through July 1, 2003, the date of Lumer's dismissal and the date of E&Y's appointment, there were no disagreements with Lumer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The report on the financial statements prepared by Davidson for either of the fiscal years ended June 30, 2002 and 2001 was, however, modified as to uncertainty as the report contained a modifying paragraph with respect to our ability to continue as a going concern.

We provided Lumer with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Lumer, dated July 7, 2003, is attached to this Form 8-K as an exhibit.

In connection with the fiscal years ended June 30, 2002 and 2001 and the subsequent interim period through July 1, 2003, E&Y was not consulted on any matter relating to accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements. In connection with the fiscal years ended June 30, 2002 and 2001 and the subsequent interim period through July 1, 2003 preceding the change in accountants, E&Y did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

Item 7. Financial Statements and Exhibits.

16.1 Letter from Marc Lumer & Company dated July 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

/s/ Harvey Lawson
Harvey Lawson, Director

Date: July 7, 2003